Exhibit 99.2

LATTICE SEMICONDUCTOR CORPORATION

EXECUTIVE DEFERRED COMPENSATION PLAN

Termination of Participation Form

Participant Name (please print)

Participant Social Security Number

ELECTION TO TERMINATE PARTICIPATION

☐ I hereby elect to terminate participation in the Executive Deferred Compensation Plan (the “Plan”) and receive a complete distribution of my Plan account balance by December 31, 2005.

ACKNOWLEDGEMENTS AND PARTICIPANT SIGNATURE

1.  I understand that the election made herein shall be irrevocable and effective as soon as administratively practicable following the Company’s receipt of a completed Termination of Participation Form, provided that such election shall be effective no later than December 31, 2005.

2.  I understand that any elections I made to defer 2005 salary and/or bonus for the 2005 Plan Year shall remain in effect and applicable deferrals shall continue until such time as this election is effective.  However, once this election becomes effective, I understand and agree that all such deferral elections shall terminate.

3.  I understand that the full amount credited to my account under the Plan shall be distributed to me in the form of a single lump sum, with any Lattice shares to be distributed in kind, notwithstanding any distribution election(s) I may have made under the Plan and any applicable agreement, to the contrary.

4.  I understand that all amounts distributed to me as a result of this election shall be included in my gross income for 2005 and will be subject to applicable income and employment tax withholding.

5.  By signing this election form, I authorize my termination of participation in the Plan.

Participant Signature	Date